UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: January 29, 2003


                        Commission file number 000-30244


                                 CYCO.NET, INC.
               (Exact name of Registrant as specified in charter)



                Nevada                                 13-3389415
     (State or other jurisdiction                     (IRS Employer
           of incorporation)                       Identification No.)


               4201 Yale Blvd. NE, Suite G, Albuquerque, NM 87107
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (505)344-9643

Item 5. Other Events

     On January 28, 2003, Cyco.net, Inc. was served with a summons. The City of New York filed a civil action against Cyco.net, Inc. and three of its officers, together with fifteen other companies and individuals selling cigarettes to New York City residents on the internet. We have retained the law firm of Silverberg, Goldman & Birkoff, LLP to represent the Company in this matter.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CYCO.NET, INC.



Date: January 29, 2003                  By: /s/ Richard A Urrea
                                            ------------------------------------
                                            Richard A Urrea
                                            Chief Executive Officer